SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                    FORM 8-K



                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




                                  June 21, 2000
                                 Date of Report
                         (Date of earliest event reported)



                              WORLD DIAGNOSTICS, INC.
                              -----------------------
               (Exact name of registrant as specified in its charter)


                Delaware            000-27627              65-0742342
           ------------------     -------------         ---------------

            (State or other        (Commission           (IRS Employer
            jurisdiction of        File Number)        Identification No.)
            incorporation)



                 15271 N.W. 60th AVENUE, MIAMI LAKES, FLORIDA 33014
                 --------------------------------------------------
               (Address of registrant's principal executive offices)




                                   (305) 827-3304
                                   --------------
                (Registrant's telephone number, including area code)

Items 4.    Changes in Registrant's Certifying Accountant.

      On June 21, 2000, World Diagnostics, Inc. (the "Company") dismissed its independent auditors, PricewaterhouseCoopers LLP, and retained Gerson, Preston & Company, P.A. as the Company's new independent auditors. The decision to change accountants was in connection with cost-cutting measures adopted by the Company and not as a result of any disagreement between the Company and PricewaterhouseCoopers LLP. The decision to dismiss PricewaterhouseCoopers was made by the Chairman of the Board and President of the Company.

      PricewaterhouseCoopers LLP has previously audited the Company's consolidated financial statements for the fiscal years ended March 31, 1999 and 1998 ("Prior Fiscal Years"). Their reports on such consolidated financial statements did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except for a modified opinion for the fiscal years ended March 31, 1999 and 1998 relating to the Company's ability to continue as a "going concern."

      During the Company's two (2) most recent fiscal years and any subsequent interim period preceding the change in accountants, there were no disagreements with the Company's former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused them to make a reference to the subject matter of such disagreements in connection with their reports.

          During the Company's two (2) most recent fiscal years and any subsequent interim period preceding the change in accountants, the Company's accountants did not advise the Company that the internal controls necessary for the Company to develop reliable financial statements did not exist.

          During the Company's two (2) most recent fiscal years and any subsequent interim period preceding the change in accountants, the Company's accountants did not advise the Company that information had come to the accountants' attention that led them to no longer be able to rely on management's representations, or that made them unwilling to be associated with the financial statements prepared by management.

          During the Company's two (2) most recent fiscal years and any subsequent interim period preceding the change in accountants, the Company's accountants did not advise the Company of the need to expand significantly the scope of their audit, or that information had come to the accountants' attention during such period that if further investigated may (i) materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that may have prevented them from rendering an unqualified audit report on those financial statements), or (ii) caused them to be unwilling to rely on management's representations or be associated with the Company's financial statements and, due to the former accountants dismissal, or for any other reason, the accountants did not so expand the scope of their audit or conduct such further investigations.

          During the Company's two (2) most recent fiscal years and any subsequent interim period preceding the change in accountants, the Company's accountants did not advise the Company that information had come to such accountants' attention that they had concluded materially impacted the fairness or reliability of a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering a fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the accountants' satisfaction, would have prevented them from rendering an unqualified audit report on those financial statements), and due to the former accountants' dismissal, or for any other reason, the issue had not been resolved to the accountants' satisfaction prior to their dismissal.

          The Company's former accountants have been requested to furnish the Company with a letter, addressed to the Commission, stating whether the accountants agree or disagree with the statements made by the Company under this item. The former accountants' letter shall be filed as an exhibit to this Form 8-K in accordance with paragraph (a)(3) of Item 304 or Regulation S-K when it is received by the Company.

          Prior to the engagement of the Company's new accountants, Gerson, Preston & Company, P.A. on June 21, 2000, during the Company's two (2) most recent fiscal years and during any subsequent interim period, neither the Company nor anyone on its behalf has consulted the Company's newly engaged accountants regarding either the application of accounting principles to a specific transaction, whether completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report or oral advice was provided to the Company that the new accountants concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue. During such period, neither the Company nor anyone on its behalf consulted its new accountants on any matter that was either the subject of a disagreement or a reportable event as defined in Item 304 of Regulation S-K.

Item 7.   Financial Statements, Pro Forma Financial Statements and Exhibits.
------    -----------------------------------------------------------------

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits.

          16     Letter  Regarding  Change in  Certifying  Accountant.  To be
                   filed by amendment.














                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    WORLD DIAGNOSTICS, INC.


                                    By:   /s/ Ken Peters
                                          -------------------------------------
                                          Ken Peters
                                          President


Date: June 27, 2000